UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Derma Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DERMA SCIENCES, INC.

NOTICE & PROXY STATEMENT

for

SPECIAL MEETING OF SHAREHOLDERS

214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

November 23, 2009

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

November 23, 2009

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the special meeting of shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), will be held on November 23, 2009, at 10:00 a.m., at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, for the following purpose:

To consider and vote upon the grant of discretionary authority to the Board of Directors to amend the certificate of incorporation in order to: (i) effect a reverse split of common and preferred shares at any ratio between 1-for-5 and 1-for-10, and (ii) effect a reduction of authorized common and preferred shares by a factor corresponding to the reverse split exchange ratio.

        Only shareholders of record at the close of business on October 1, 2009, the record date and time fixed by our Board of Directors, are entitled to notice of, and to vote at, the meeting.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the grant of authority to the Board of Directors of the Company to amend the Company’s articles of incorporation to implement a reverse split of the Company’s equity securities and proportionately reduce the Company’s authorized common and preferred shares.

        You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO REVIEW THE PROXY MATERIALS CONCERNING THE MEETING AND PROMPTLY VOTE YOUR SHARES. If you attend the annual meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

By Order of the Board of Directors,

EDWARD J. QUILTY, Chairman of the Board

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 300
Princeton, New Jersey 08540
609-514-4744

PROXY STATEMENT

        This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the “Company”) in connection with our Board of Directors’ solicitation of proxies for use at a Special Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on Monday, November 23, 2009, at the offices of our Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the proposal to be acted upon is set forth in the accompanying Notice of Special Meeting (the “Proposal”).

        If the on-line or paper form of proxy is executed properly and submitted, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted for the reverse split and amendment to change the authorized shares of our Company’s common and preferred stock. The Company knows of no matters which are to be presented for consideration at the Meeting other than those specifically described herein, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

        A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of our Company at the above address or by submission of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a proxy was previously submitted.

        The close of business on October 1, 2009, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, our Company had 40,315,743 shares of Common Stock, 150,003 shares of Series A Convertible Preferred Stock, 440,003 shares of Series B Convertible Preferred Stock, 619,055 shares of Series C Convertible Preferred Stock and 1,071,346 shares of Series D Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of common and preferred stock (collectively, “Shares”) are the only voting securities of our Company.

        The presence at the Meeting, in person or by proxy, of the holders of 42,596,150 Shares (a majority of the aggregate number of shares of common stock and preferred stock issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business. Proxies marked “Abstain” and broker proxies that have not voted on the Proposal (“Broker Non-Votes”), if any, will be counted in determining the presence of a quorum. Other than for election of directors (discussed below), each holder of common stock and preferred stock as of the Record Date is entitled to one vote per Share.

        Adoption of the Proposal requires the affirmative vote of a majority of the total number of shares of the common stock and preferred stock represented and entitled to vote at the Meeting, voting together as a single class. In determining whether the Proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as votes against the proposal, and broker non-votes, if any, will have no effect on the votes for the proposal.

        The expense of solicitation will be borne by our Company. The solicitation of proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of our Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding proxies and proxy materials to the beneficial owners of such shares.

        It is expected that the Notice of Special Meeting, Proxy Statement and form of proxy will first be mailed to shareholders on or about October 16, 2009.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Q1:	What am I voting on?

A1:	You are voting on a proposal to amend our articles of incorporation to implement a reverse split of our Company’s equity securities in the range between 1-for-5 and 1-for-10 (“Reverse Split”) and a corresponding reduction in our authorized common and preferred stock (the “Proposal”).

Q2:	Who is soliciting my proxy to vote on this Proposal?

A2:	Our Board of Directors is requesting your proxy to vote on this Proposal.

Q3:	How does the Derma Sciences Board of Directors recommend that I vote?

A3:	Our Board of Directors recommends that you vote "FOR" the Proposal.

Q4:	Who should I call if I have questions regarding how the Reverse Split will impact my shares of common stock?

A4:	If you are a direct shareholder of record (in other words, you hold paper certificates), you should call our transfer agent, StockTrans, Inc. at (610) 649-7300.

If StockTrans, Inc. does not answer your questions to your satisfaction, or if you’d like to speak to someone at Derma Sciences, you should call John E. Yetter, CPA, Vice President and Chief Financial Officer, at 609-514-4744.

If you are a beneficial holder (in other words, if you hold your shares through a bank or brokerage firm), you should contact your broker directly.

Q5:	What are the anticipated benefits of the Reverse Split?

A5:	Highlights:

Increased share price

(i)	The Reverse Split could assist in returning our stock price to a level that is more reflective of our Company’s value;

(ii)	A higher stock price would help us meet NASDAQ Market listing requirements such that our common stock would be able to trade on either the NASDAQ Global Market or the NASDAQ Capital Market; and

(iii)	A higher stock price may also meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their guildelines from investing in our stock at its current price levels.

Reduced shareholder transaction costs

Many investors pay commissions based on the number of shares traded when they buy or sell our stock. If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower.

Increased earnings visibility

A decrease in our outstanding shares could result in increased visibility for our earnings per share.

Q6:	What are the risks associated with the Reverse Split?

A6:	If the Reverse Split is implemented, the resulting per-share price may not rise to a level commensurate with the Reverse Split ratio. If this were to occur, our market capitalization and shareholder value could decrease.

Q7:	What effect will the Reverse Split have on our issued and outstanding shares of common and preferred stock?

A7:	If the Reverse Split is approved by our shareholders, we will exchange one new share for a number of outstanding shares to be determined when our Board of Directors selects from the proposed reverse split range: 1-for-5 through 1-for-10. When the Reverse Split becomes effective, the number of our authorized and outstanding shares will be reduced proportionately to the selected reverse split ratio, but we expect that the value of each share will increase by that same ratio. We will not issue fractional shares, but will instead round up to the next whole share. The Reverse Split is not expected to impact the market value of our Company as a whole.

Q8:	How will the Reverse Split impact our Company's stock option plan and agreements?

A8:	All common stock reserved for issuance pursuant to our Company’s stock option plan or agreements will be reduced by the selected reverse split ratio and the exercise price per share will be increased by that same ratio.

Q9:	What are the mechanics of the Reverse Split?

A9:	Assuming the Reverse Split is approved by our shareholders, this is how it will work:

If your shares are held in “street name” – that is through a brokerage firm, bank, dealer, or other similar organization – the number of shares you hold will automatically be adjusted to reflect the Reverse Split.

If your shares are registered directly in your name with our transfer agent and your shares are held in book-entry form (i.e. your shares are not represented by a physical stock certificate), the number of shares you hold will automatically be adjusted to reflect the Reverse Split.

If your shares are registered directly in your name with our transfer agent and your shares are held in certificated form (i.e. your shares are represented by one or more physical stock certificates), you will receive a new certificate representing post-split common stock from our transfer agent.

Q10:	What is the effect on existing shares of common and preferred stock?

A10:	The proposed Reverse Split would apply to all of our shareholders uniformly and would not affect any shareholder's percentage ownership in our Company.

Q11:	What is the effect on authorized but unissued shares?

A11:	The total authorized number of shares of our common and preferred stock will be reduced from 150,000,000 and 11,750,000, respectively, to numbers proportionate to the ratio of the Reverse Split. All shares of our preferred stock will remain convertible into shares of our common stock on a one-for-one basis.

Q12:	What is the effect on par value?

A12:	There is no effect on the par value of our common or preferred stock.

Q13:	Am I entitled to dissenters’ rights?

A13:	Under the Business Corporation Law of Pennsylvania, our shareholders are not entitled to dissenters’ rights with respect to the amendment to our Company’s articles of incorporation to implement the Reverse Split and effect a corresponding reduction in the number of authorized shares.

Q14:	Can our Board of Directors abandon the Reverse Split and proposed amendment to our articles of incorporation?

A14:	While we intend to implement the Reverse Split as soon as practicable, our Board of Directors reserves the right, in its discretion, to abandon the Reverse Split at any time prior to filing the amendment to our articles of incorporation.

PROPOSAL – APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO
IMPLEMENT A REVERSE SPLIT AND REDUCTION IN OUR AUTHORIZED EQUITY SECURITIES

Overview

        Our Board of Directors has unanimously adopted a resolution approving and recommending to shareholders for their approval a proposal to grant discretionary authority to our Board of Directors to amend our certificate of incorporation in order to: (i) effect a reverse split of our common and preferred shares (the “Reverse Split”) at any time within one year after the date of shareholder approval, at any whole number ratio between 1-for-5 and 1-for-10, with the exact exchange ratio and timing of the Reverse Split to be determined by our Board of Directors, and (ii) effect a reduction of our authorized common and preferred shares by a factor corresponding to the Reverse Split exchange ratio (the “Proposal”). The shareholders are being asked to approve this proposed amendment. The Reverse Split will take effect, if at all, upon: (i) approval of the Reverse Split by a majority of the common and preferred shares represented at the special meeting of shareholders at which a quorum (a majority of outstanding common and preferred shares) is present, (ii) determination by our Board of Directors of the Reverse Split ratio, and (iii) filing with the Department of State of the Commonwealth of Pennsylvania the amendment to our articles of incorporation to implement the Reverse Split. Even if the authority to implement the Reverse Split is approved by our shareholders, it is within the discretion of our Board of Directors not to carry out, or delay, the Reverse Split. The form of amendment to our Company’s articles of incorporation is attached as Exhibit A.

Effects of the Reverse Split

        Under the Reverse Split, the existing shares of our common and preferred stock (“Old Stock”) would be combined into new shares of our common and preferred stock (“New Stock”), respectively, at an exchange ratio ranging from 1-for-5 to 1-for-10, with the exchange ratio to be determined by our Board of Directors. This means you would receive one new share of New Stock for each five to ten shares of Old Stock that you currently hold, depending on the ratio selected by our Board of Directors.

        After the effective date of the Reverse Split, each common shareholder would own a reduced number of shares of common stock and each preferred shareholder would own a reduced number of shares of preferred stock. However, the Reverse Split would affect all shareholders uniformly and would not affect any shareholder’s proportionate equity interests in our Company. Shareholders who would otherwise receive a fractional share of New Stock as a result of the Reverse Split will receive the next higher number of whole shares.

        The Reverse Split would also reduce the number of shares of common stock available for issuance under our Company’s stock option plan in proportion to the exchange ratio selected by our Board of Directors. With respect to outstanding stock options to purchase shares of the Old Stock, the Reverse Split would effect a reduction in the number of shares subject to such outstanding stock options in accordance with the exchange ratio of the Reverse Split and would effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Split, the number of shares of common stock issuable upon exercise of outstanding stock options would be rounded up to the nearest whole share.

Reasons for the Reverse Split

Listing on a National Securities Exchange

        In the near future, we plan to seek a listing for our common stock on the NASDAQ Capital Market or NASDAQ Global Market. Eligibility for listing on NASDAQ is subject to a number of criteria, such as public float, minimum share price, number of shareholders, market capitalization, net income and other factors. We currently meet all but one of the listing criteria. The listing criterion that we do not meet is the minimum per share price of $4.00. The Reverse Split is designed to enable us to meet NASDAQ’s minimum share price requirement.

Increase our Common Stock Price to a Level More Appealing for Investors

        We believe that the Reverse Split could enhance the appeal of our common stock to the financial community, including institutional investors and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in OTC Bulletin Board companies or companies with relatively low per share values. We believe that the reduction in the number of issued and outstanding shares of our common stock effected by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may promote a broader market for our common stock than that which currently exists.

        We cannot assure you that all or any of the anticipated effects on the trading market for our common stock will occur. Our Board of Directors cannot predict with certainty what effect the Reverse Split will have on the market price of our common stock, particularly over the longer term. Some investors may view a Reverse Split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will quality for, or be accepted for, listing on NASDAQ.

Federal Income Tax Consequences

        The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances applicable to such shareholder. Certain shareholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold our Company’s shares as a capital asset, may be subject to special rules not discussed below.

        EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

        The receipt of shares of New Stock in the Reverse Split will be a nontaxable transaction to holders of Old Stock under the Code for federal income tax purposes. Consequently, a shareholder receiving shares of New Stock will not recognize either gain or loss, or any other type of income, with respect to shares of New Stock received as a result of the Reverse Split. In addition, the aggregate tax basis of such shareholder’s shares of Old Stock prior to the Reverse Split will carry over as the tax basis of the shareholder’s shares of New Stock. Each shareholder will be required to allocate tax basis in shares of Old Stock ratably among the total number of shares of New Stock owned following the Reverse Split. The holding period of the shares of New Stock will also include the holding period during which the shareholder held Old Stock if the Old Stock was held as a capital asset on the effective date of the Reverse Split.

Dissenters’ Rights

        Under Pennsylvania law, shareholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to the articles of incorporation of our Company authorizing the Reverse Split and reduction in authorized shares of our Company’s equity securities.

Effect on Registered and Beneficial Shareholders

        Upon the Reverse Split, we intend to treat shareholders holding stock in “street name,” through a bank, broker or other nominee in the same manner as shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial owners for whom they hold stock in “street name.” However, such banks, brokers or other nominees may have procedures different from those pertaining to registered shareholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-entry” Shareholders

        Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your post-reverse split shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares

        Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If the Reverse Split is implemented, shareholders holding certificated shares will be sent new certificates by our transfer agent representing shares owned of New Stock. As soon as practicable after the effective date of the Reverse Split, our transfer agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering old certificates upon receipt of their new certificates.

        YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Our Board of Directors unanimously recommends that shareholders vote “FOR” amendment to the articles of incorporation to implement a Reverse Split and reduce our authorized equity securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of October 1, 2009 certain information regarding the beneficial ownership of shares of our common stock by: (i) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our officers, and (iv) all of our directors and officers as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (20)	Percent Beneficially Owned (20)

LB I Group Inc. (2)	11,035,700	25.71%
William Harris Investors, Inc. (3)	5,708,375	13.76%
Galen III Partnerships (4)	4,567,747	10.71%
Comvita New Zealand Limited (5)	4,083,330	10.03%
1837 Partners (6)	2,250,000	5.48%
Kensington Management Group, LLC (7)	1,578,000	3.88%
Edward J. Quilty (8)	1,287,934	3.13%
Stephen T. Wills, CPA, MST (9)	622,168	1.53%
John E. Yetter, CPA (11)	545,000	1.34%
James T. O'Brien (10)	529,100	1.30%
Robert C. Cole (12)	510,000	1.25%
Srini Conjeevaram (13)	472,500	1.16%
C. Richard Stafford, Esq. (14)	462,500	1.14%
Frederic Eigner (15)	365,625	0.90%
Barry J. Wolfenson (16)	340,850	0.84%
Robert G. Moussa (17)	247,500	0.61%
Daniel Rivest (18)	132,400	0.33%
All directors and officers as a group (13 persons) (19)	11,661,324	28.12%
________________________
(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
(2)

LB I Group Inc. can be reached at: 399 Park Avenue, 9th Floor, New York, New York 10022. Ownership consists of: 8,428,560 shares of common stock, 1,607,140 Class J Warrants and 1,000,000 Class K Warrants.

(3)

William Harris Investors, Inc. can be reached at: 191 North Wacker Drive, Suite 1500, Chicago, Illinois 60606. Includes shares owned by William Harris Investors, Inc. and Panacea Fund, LLC. Ownership consists of: 4,547,660 shares of common stock, 535,715 Class J Warrants and 625,000 Class K Warrants.

(4)

The Galen III Partnerships can be reached at: 680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06901. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 2,238,175 shares of common stock, 125,003 shares of Class A Convertible Preferred Stock (“Class A Preferred”), 416,668 shares of Class B Convertible Preferred Stock (“Class B Preferred”), 619,055

shares of Class C Convertible Preferred Stock (“Class C Preferred”), 1,071,346 shares of Class D Convertible Preferred Stock (“Class D Preferred”) and exercisable options to purchase 97,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009. Bruce F. Wesson, a director of our Company, is a General Partner of the Galen III Partnerships.
(5)	Comvita New Zealand Limited can be reached at: Wilson Road South, Paengaroa, Private Bag 1, Te Puke, New Zealand. Ownership consists of: 3,666,664 shares of common stock and 416,666 Class H Warrants.
(6)	1837 Partners can be reached at: 115 South LaSalle Street, 34th Floor, Chicago, IL 60603. Ownership consists of: 1,500,000 shares of common stock and 750,000 Class K Warrants.
(7)

Kensington Management Group, LLC can be reached at: 666 Third Avenue, New York, New York 10017. Includes shares owned by Kensington Partners L.P., Kensington Partners II L.P. and Bald Eagle Fund Ltd. Ownership consists of: 1,200,500 shares of common stock and exercisable options to purchase 377,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009. Richard J. Keim, a director of our Company, is a Managing Director of Kensington Management Group, LLC.

(8)

Edward J. Quilty’s ownership consists of: 426,684 shares of common stock and exercisable options to purchase 861,250 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(9)

Stephen T. Wills’ ownership consists of: 164,668 shares of common stock and exercisable options to purchase 457,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(10)

John E. Yetter’s ownership consists of: 40,000 shares of common stock and exercisable options to purchase 505,000 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(11)

James T. O’Brien’s ownership consists of: 126,600 shares of common stock and exercisable options to purchase 402,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(12)

Robert C. Cole’s ownership consists of: 50,000 shares of common stock and exercisable options to purchase 460,000 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(13)

Srini Conjeevaram can be reached at: SC Capital Management, LLC, P.O. Box 323, Bronxville, New York 10708. Ownership consists of: 25,000 shares of common stock and exercisable options to purchase 447,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(14)

C. Richard Stafford’s ownership consists of: 85,000 shares of common stock and exercisable options to purchase 377,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(15)

Frederic Eigner’s ownership consists of: exercisable options to purchase 365,625 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(16)

Barry J. Wolfenson’s ownership consists of: 77,100 shares of common stock and exercisable options to purchase 263,750 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(17)

Robert G. Moussa can be reached at: 2115 Imperial G.C. Boulevard, Naples, Florida 34110. Ownership consists of: 80,000 shares of common stock and exercisable options to purchase 167,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(18)

Daniel Rivest’s ownership consists of: 44,900 shares of common stock and exercisable options to purchase 87,500 shares of common stock. No additional options to purchase common stock will become exercisable within 60 days of September 30, 2009.

(19)

Ownership consists of: common stock, Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and options currently exercisable and exercisable within 60 days of September 30, 2009 to purchase shares of common stock.

(20)

The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of September 30, 2009), the exercise of all warrants and the conversion into common stock of all Convertible Preferred Stock owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of common stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of common stock plus the number of shares of common stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants and the conversion into common stock of its/his/her own Convertible Preferred Stock. This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to our Company so that it is received by our Company on or before January 15, 2010. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

        Shareholders may communicate directly with members of our Company’s Board of Directors by addressing communications for the subject director to: Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Alternatively, shareholders may communicate with directors at the address set forth under the heading Security Ownership of Certain Beneficial Owners and Management.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intent to solicit approval of the Proposal to effect a Reverse Split, the timing of the Reverse Split, the potential benefits of a Reverse Split, including but not limited to increased investor interest, gaining listing on the NASDAQ Global Market or NASDAQ Capital Market and the potential for a higher stock price, our intent to decrease our total number of authorized shares and the timing and effects of the proposed amendment to our articles of incorporation. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies. Such statements reflect the current views and assumptions of our Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price and general market and economic conditions.

        We undertake no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events or otherwise, after the date of this proxy statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

OTHER BUSINESS

        Management of our Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote at their discretion.

By Order of the Board of Directors,

EDWARD J. QUILTY, Chairman

October 7, 2009

Annex A

ARTICLES OF AMENDMENT

        Article 3 of the articles of incorporation of the corporation is amended in its entirety to read as follows:

        3. The classes and number of shares which the corporation shall have the authority to issue is:

(a)	Common Stock. [ * ] shares of common stock.

(b)	Preferred Stock. [ * ] shares of preferred stock with such designations, voting rights, preferences, limitations and special rights as the Board of Directors may direct.

        Article 10 of the articles of incorporation of the corporation is amended in its entirety to read as follows:

        10. Combination and Reclassification of Shares. Effective as of the close of business on the date of filing in the Department of State of the Commonwealth of Pennsylvania of these Articles of Amendment (the “Effective Time”), (i) each [ ** ] issued and outstanding shares of Common Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Common Stock, (ii) each [ ** ] issued and outstanding shares of Series A Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series A Convertible Preferred Stock, (iii) each [ ** ]issued and outstanding shares of Series B Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series B Convertible Preferred Stock, (iv) each [ ** ] issued and outstanding shares of Series C Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series C Convertible Preferred Stock, and (v) each [ ** ] issued and outstanding shares of Series D Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series D Convertible Preferred Stock. The par value of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Series D Convertible Preferred Stock shall not be affected by the foregoing combination of shares. Each stock certificate that prior to the Effective Time represented shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shall, following the Effective Time, represent the number of shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock into which the shares represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as the result of the combination of shares, but shall issue to the record holders of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock that number of shares obtained by rounding fractional shares otherwise issuable pursuant to the foregoing combination to the next higher number of whole shares.

_________________
*To be determined by our Board of Directors.
**A ratio of from 1-to-5 to 1-to-10 such ratio to be determined by our Board of Directors.

DERMA SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Shareholders to be held on November 23, 2009

The undersigned hereby constitutes and appoints Edward J. Quilty, with full power of substitution, as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey on November 23, 2009, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposal described in the Proxy Statement as specified below.

The Board of Directors recommends a vote “FOR” the following:

GRANT DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION IN ORDER TO: (I) EFFECT A REVERSE SPLIT OF COMMON AND PREFERRED SHARES AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10, AND (II) EFFECT A REDUCTION OF AUTHORIZED COMMON AND PREFERRED SHARES BY A FACTOR CORRESPONDING TO THE REVERSE SPLIT EXCHANGE RATIO:

 FOR	 AGAINST	 ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

Signature of Shareholder	Date

Signature of Co-Owner	Date

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the right. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers. If a partnership, please sign in partnership name by an authorized person.

 I/WE PLAN TO ATTEND THE MEETING